LCS INDUSTRIES, INC.


                           Commission File No. 0-12329



                                     ------


                          Quarterly Report on Form 10-Q

                                     for the

                         Nine Months Ended June 30, 1997




                                     EXHIBIT




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                                INDEX TO EXHIBIT


  Exhibit
    No.                             Description
    ---                             -----------

    11                Statement re: Computation of Per Share Earnings





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                                                                      EXHIBIT 11

                      LCS INDUSTRIES, INC. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE AND
                             COMMON EQUIVALENT SHARE
                  For the Three and Nine Months Ended June 30,
                                   (Unaudited)


                                                        Three Months                    Nine Months
                                                   -------------------------     -------------------------
                                                      1997           1996           1997           1996
                                                   ----------     ----------     ----------     ----------
Weighted average shares outstanding ..........      4,654,374      4,399,717      4,612,317      4,299,128

Weighted average - dilutive stock options ....        359,968        636,540        372,048        681,877

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. ....        121,713        160,475        121,713        160,475
                                                   ----------     ----------     ----------     ----------
                                                    5,136,055      5,196,732      5,106,078      5,141,480
                                                   ==========     ==========     ==========     ==========

Net income ...................................     $1,190,169     $1,752,695     $5,488,473     $6,035,790

Earnings per share and common equivalent share     $      .23     $      .34     $     1.07     $     1.17
                                                   ==========     ==========     ==========     ==========


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